AMENDMENT TO THE RETAIL FUND PARTICIPATION AGREEMENT

THIS AMENDMENT is made and entered into as of the 10th day of April, 2017 between Hartford Life Insurance Company acting through its administrator and attorney-in-fact, Massachusetts Mutual Life Insurance Company (“Company”),, Hartford Securities Distribution Company, Inc., Thornburg Investment Management, Inc., (“Advisor”), and Thornburg Securities Corp. a Delaware corporation (“‘Distributor”).

WHEREAS, the parties have entered into a Retail Fund Participation Agreement, dated June 29, 2004, as previously amended (the “Agreement”).

WHEREAS, the parties desire to amend further the Agreement as set forth herein,

NOW, THEREFORE, the parties agree as follows:

1.              Schedules A and B shall be replaced by the attached Schedules A and B.

IN WITNESS HEREOF, the parties hereto have executed and delivered this Amendment effective as of the date first written above.

HARTFORD LIFE INSURANCE COMPANY, By Massachusetts Mutual Life Insurance Company, Its Administrator		THORNBURG INVESTMENT MANAGEMENT, INC.

By:		By:
Name:	[Redacted]	Name:	[Redacted]
Title:	Senior Vice President	Title:	Managing Director

HARTFORD SECURITIES DISTRIBUTION COMPANY, INC.		THORNBURG SECURITIES CORP.

By:		By:
Name:	[Redacted]	Name:	[Redacted]
Title:	Vice President	Title:	4.11.17

SCHEDULE A

Separate Accounts

Each Separate Account established by resolution of the Board of Directors of the Company under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts.

Portfolios

Value Fund R3	TVRFX
International Value R3	TGVRX
Core Growth R3	THCRX
Investment Income Bldr R3	TIBRX
Global Opportunities R3	THORX
International Growth R3	TIGVX
Limited Term Income R3	THIRX
Limited Term US Govt R3	LTURX
Value Fund R4	TVIRX
International Value R4	THVRX
Core Growth R4	TCGRX
Investment Income Bldr R4	TIBGX
Global Opportunities R4	THOVX
International Growth R4	TINVX
Value Fund R5	TVRRX
International Value R5	TIVRX
Core Growth R5	THGRX
Investment Income Bldr R5	TIBMX
Global Opportunities R5	THOFX
International Growth R5	TINFX

Strategic Income R3	TSIRX
Strategic Income R4	TSRIX
Strategic Income R5	TSRRX
Limited Term Income R4	THRJX
Limited Term US Govt R4	LTUGX
Limited Term Income R5	THRRX
Limited Term US Govt R5	LTGRX
Developing World RS	THDRX
International Value R6	TGIRX
International Growth R6	THGIX
Developing World R6	TDWRX
Strategic Income R6	TSRSX
Global Opportunities R6	THOGX
Investment Income Bldr R6	TIBOX
Limited Term Income R6	THRLX

SCHEDULE B

In consideration of the services provided by the Company listed below, Advisor agrees to pay the Company an amount equal to the following Administrative basis points Fees per annum on the average aggregate amount invested by the Company’s Separate Account(s) in each Portfolio under the Fund Participation Agreement, such amounts to be paid within 30 days of receipt of an invoice from Hartford.

Service
Portfolio	Fees

Thornburg Value R3	0.25%
Thornburg International Value R3	0.25%
Thornburg Core Growth R3	0.25%
Thornburg Investment Income Builder R3	0.20%
Thornburg Global Opportunities R3	0.20%
Thornburg International Growth R3	0.20%
Thornburg Strategic Income R3	0.05%
Thornburg Limited Term Income R3	0.05%
Thornburg Limited Term US Govt R3	0.05%
Thornburg Value Fund R4	0.25%
Thornburg International Value R4	0.25%
Thornburg Core Growth R4	0.25%
Thornburg Investment Income Builder R4	0.25%
Thornburg Global Opportunities R4	0.25%
Thornburg International Growth R4	0.25%
Thornburg Limited Term Income R4	0.2S %
Thornburg Limited Term US Govt R4	0.25%
Thornburg Strategic Income R4	0.25%
Thornburg Value Fund RS	0.20%
Thornburg International Value RS	0.20%
Thornburg Core Growth RS	0.20%

Thornburg Investment Income Bldr R5	0.20%
Thornburg Global Opportunities R5	0.20%
Thornburg International Growth R5	0.20%
Thornburg Developing World R5	0.20%
Thornburg Strategic Income RS	0.20%
Thornburg Limited Term Income R5	0.20%
Thornburg Limited Term US Govt RS	0.20%
Thornburg International Value R6	0.00%
Thornburg International Growth R6	0.00%
Thornburg Developing World R6	0.00%
Thornburg Strategic Income R6	0.00%
Thornburg Global Opportunities R6	0.00%
Thornburg Investment Income Builder R6	0.00%
Thornburg Limited Term Income R6	0.00%

In addition to the fees set forth in this Agreement, the Company will receive a 12b-1 fee in accordance with the then current prospectus of the applicable Fund.

Services to be performed include:

(a)                                 assist in processing customer purchase and redemption requests;

(b)                                 answer customer inquiries regarding account status and history;

(c)                                  assist customers in designating and changing account designations and addresses;

(d)                                 provide periodic statements showing customer account balances;

(e)                                  furnish statements and confirmations of all purchase and redemption requests as may be required by applicable law;

(f)                                   process customer purchase and redemption requests for Shares and placing purchase and redemption instructions with the Funds’ transfer agent; and

(g)                                  provide sub-accounting services and maintain accurate sub-accounting records regarding Shares beneficially owned by customers.